Exhibit 99.4

DATED JULY 23, 2014

(1)  SKILLGREAT LIMITED

AND

(2)  FOSUN INTERNATIONAL HOLDINGS LIMITED

EQUITABLE SHARE MORTGAGE IN RESPECT OF SHARES OF
BONA FILM GROUP LIMITED

THE TAKING OR SENDING BY ANY PERSON OF AN ORIGINAL OF THIS DOCUMENT
INTO THE CAYMAN ISLANDS MAY GIVE RISE TO THE IMPOSITION OF CAYMAN
ISLANDS STAMP DUTY

i

THIS EQUITABLE SHARE MORTGAGE is made on July 23, 2014.

BETWEEN

(1)                                 SKILLGREAT LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1499534 and having its registered office at P.O.Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Mortgagor”);

(2)                                 FOSUN INTERNATIONAL HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (the “Mortgagee”, which term shall include its successors and assigns and any entity to which it has assigned the Loan Agreement).

RECITALS

(1)                                 Mortgagor, Mr. Yu Dong (“Guarantor”) and an Affiliate of Mortgagee (the “Initial Mortgagee”) entered into a Loan Agreement, dated as of July 13, 2014 (the “Initial Loan Agreement”), pursuant to which the Initial Mortgagee extended an initial loan of US$22,232,863.80 to Mortgagor, which loan would be guaranteed by Guarantor, upon the terms and subject to the conditions set forth in the Initial Loan Agreement.

(2)                                 In order to secure the obligations under the Initial Loan Agreement, Mortgagor entered into that certain Equitable Share Mortgage on July 16, 2014 (the “Initial Mortgage”) in favour of the Initial Mortgagee.

(3)                                 The Initial Mortgagee and the Mortgagee subsequently entered into an Assignment and Assumption, dated as of July 23, 2014, pursuant to which the Initial Mortgagee assigned all of its rights and obligations under the Initial Loan Agreement and the related Loan Documents to the Mortgagee (including rights and obligations under the Initial Mortgage), and in connection therewith, the Parties have amended and restated the Initial Loan Agreement as of July 23, 2014 (as amended and restated, the “Loan Agreement”).

(4)        In order to continue securing Mortgagor‚s obligations under the Initial Loan Agreement, as amended and restated by the Loan Agreement, Mortgagor has agreed to amend and restate the Initial Mortgage in its entirety as follows to grant Mortgagee a continuing security interest in the Mortgaged Property pursuant to the terms of this Mortgage.

Accordingly, in consideration of the mutual covenants contained in the Loan Agreement and herein, the Parties hereby agree as follows:

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              The following definitions shall apply:

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Company” means Bona Film Group Limited, an exempted company with registered office at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

“Event of Default” has the meaning as defined in the Loan Agreement.

“Insolvency Act” means the Insolvency Act, 2003 (as amended) of the British Virgin Islands.

“Loan Agreement” has the meaning as defined in the recitals hereto.

“Loan Documents” has the meaning as defined in the Loan Agreement.

“Mortgage” means this share mortgage.

“Mortgaged Property” means the Mortgaged Shares and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Mortgaged Shares including:

(a)                                 all dividends or other distributions (whether in cash, securities or other property), interest and other income paid or payable in relation to any Mortgaged Shares;

(b)                                all shares, securities, rights, monies or other property whether certificated or uncertificated accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option, bonus issue or otherwise in respect of any Mortgaged Shares (including but not limited to proceeds of sale); and

(c)                                 all certificates or other evidence of title to any of the Mortgaged Shares now and from time to time hereafter deposited with the Mortgagee, its successors and assigns and any entity to which Mortgagee assigns any of its rights or obligations under the Loan Agreement.

“Mortgaged Shares” means:

(a)           the 2,250,711 ordinary shares owned by Skillgreat Limited in the Company; and

(b)           any shares acquired in respect of Mortgaged Shares by reason of a stock split, stock dividend, reclassification or otherwise.

“Parties” means the parties to this Mortgage.

“Register of Charges” means the register of charges of the Mortgagor maintained in accordance with section 162 of the BVI Act.

“Register of Members” means the register of members of the Company (including any applicable branch register and non-listed shares register) maintained by the Company in accordance with the Companies Law.

“Secured Obligations” means any and all moneys, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money and including any obligation or liability to pay damages) from time to time owing to the Mortgagee by the Mortgagor pursuant to the Loan Agreement and the other Loan Documents.

“Security Interest” means:

(a)           a mortgage, charge, pledge, lien, assignment by way of security or other encumbrance or security arrangement (including any hold back or “flawed asset” arrangement) securing any obligation of any person;

(b)                                any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person;

(c)                                 any other type of arrangement having a similar effect; or

(d)                                agreements to create the foregoing.

“Security Period” means the period commencing on the date of execution of the Initial Mortgage and terminating upon discharge of the security created by the Initial Mortgage (as amended and restated by Mortgage) by payment in full of the Secured Obligations.

Capitalized terms not otherwise defined herein shall have their respective meanings given to them in the Loan Agreement.

1.2                             In construing this Mortgage, unless otherwise specified:

(a)                                 references to any Party shall be construed so as to include that Party’s respective successors in title, permitted assigns and permitted transferees;

(b)                                “including” and “in particular” shall not be construed restrictively but shall mean respectively “including, without prejudice to the generality of the foregoing” and “including without limitation”, and “in particular, but without prejudice to the generality of the foregoing”;

(c)                                 references to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership

(whether or not having separate legal personality); and in each case, its successors and assigns and persons deriving title under or through it, in whole or in part, and any person which replaces any party to any document in its respective role thereunder, whether by assuming the rights and obligations of the party being replaced or whether by executing a document in or substantially in the form of the document it replaces;

(d)           “variation” includes any variation, amendment, accession, novation, restatement, modification, assignment, transfer, supplement, extension, deletion or replacement however effected and “vary” and “varied” shall be construed accordingly;

(e)           “writing” includes facsimile transmission legibly received except in relation to any certificate, notice or other document which is expressly required by this Mortgage to be signed and “written” has a corresponding meaning;

(f)                                   references to the “consent” of the Mortgagee shall be construed as the consent of the Mortgagee acting in its absolute discretion;

(g)                                references to this Mortgage or to any other document include references to this Mortgage or such other document as varied from time to time, even if changes are made to:

(i)                                     the composition of the parties to this Mortgage or such other document or to the nature or amount (including any increase) of any facilities made available or liability assumed under such other document; or

(ii)                                  the nature or extent of any obligations under such other document;

(h)                                 references to uncertificated shares are to shares the title to which can be transferred by means of an electronic or other entry and references to certificated shares are to shares which are not uncertificated shares;

(i)                                     references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(j)                                     references to clauses and schedules are to clauses of, and schedules to, this Mortgage;

(k)                                  references to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re-enacted;

(l)                                     headings and titles are for convenience only and do not affect the interpretation of this Mortgage; and

(m)                             an Event of Default is “continuing” if it has not been remedied or waived.

2.                                     REPRESENTATION AND WARRANTIES

2.1                              The Mortgagor hereby represents and warrants to the Mortgagee, its successors and assigns and any entity to which Mortgagee assigns any of its rights or obligations under the Loan Agreement on the date of this Mortgage that:

(a)                                 it has been duly incorporated and registered as a BVI business company with limited liability under the BVI Act and is validly existing and in good standing under the laws of the British Virgin Islands;

(b)                                it has the power to own its assets and carry on its business as it is being conducted;

(c)                                 it is the sole legal and beneficial owner of the Mortgaged Property free from any Security Interest (other than that created by this Mortgage) or other interest and any options or rights of pre-emption, except as may be granted to the Mortgagee from time to time;

(d)                                any Mortgaged Shares are, or will be when mortgaged and charged, duly authorised, validly issued, fully paid, non-assessable, freely transferable and constitute shares in the capital of a Cayman Islands exempted company.  To the extent they are in existence there are no moneys or liabilities outstanding or payable in respect of any such shares nor will there be any and they have not been redeemed nor cancelled in any way nor will they be;

(e)                                 the Mortgaged Shares are freely transferable on the books of the Company and no consents or approvals are required in order to register a transfer of the Mortgaged Shares, subject to all applicable law and the memorandum and articles of association of the Company effective as of the date hereof, as the same may be amended from time to time;

(f)                                   it has not received any notice of an adverse claim by any person in respect of the ownership of the Mortgaged Property;

(g)                                it has full power, authority and legal capacity to:

(i)                                     execute and deliver this Mortgage;

(ii)                                  be the legal and beneficial owner of the Mortgaged Property; and

(iii)                               comply with the provisions of, and perform all its obligations under this Mortgage;

(h)                                 it has duly executed and delivered this Mortgage;

(i)                                     this Mortgage constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms;

(j)                                     the execution and performance of its obligations and liabilities under this Mortgage will not:

(i)                                     contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

(ii)                                  conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

(iii)                               contravene or conflict with any provision of its memorandum and articles of association;

(k)                                  it is solvent within the meaning of the Insolvency Act and it has not taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against it for:

(i)                                     winding up, dissolution or reorganisation;

(ii)                                  the enforcement of any Security Interest over its assets; or

(iii)                               the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets;

(l)                                     all licences, consents, exemptions, clearance filings, registration, payments of taxes, notarisation and authorisations necessary for the performance and discharge of its obligations and liabilities under this Mortgage and which are required in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this Mortgage and the creation of security over the Mortgaged Property have been obtained and are in full force and effect;

(m)                             it has taken all corporate and other action required to approve its execution, delivery, performance and enforceability of this Mortgage; and

(n)                                 this Mortgage is effective to create a valid and enforceable equitable mortgage and fixed charge upon the Mortgaged Property in favour of the Mortgagee ranking in priority to the interests of any of its creditors or any liquidator (or similar officer) appointed in respect it.

2.2          The Mortgagor also represents and warrants to and undertakes with the Mortgagee that the foregoing representations and warranties will be true and accurate throughout the continuance of this Mortgage with reference to the facts and circumstances subsisting from time to time.

3.                                     COVENANT TO PAY

3.1          The Mortgagor hereby covenants with the Mortgagee, its successors and assigns and any entity to which the Mortgagee assigns any of its rights or obligations under the Loan Agreement and the other Loan Documents as primary obligor and not merely as surety that it will pay and discharge the Secured Obligations when due in accordance with the terms of the Loan Agreement and the other Loan Documents, or if they do not specify a time for payment, immediately on demand by the Mortgagee.

4.                                    SECURITY

4.1                              As a continuing security for the discharge and/or payment of the Secured Obligations, the Mortgagor as legal and beneficial owner hereby:

(a)                                 mortgages in favour of the Mortgagee by way of an equitable mortgage all his/her right, title and interest in and to the Mortgaged Shares; and

(b)                                subject to Clause 5, charges in favour of the Mortgagee, by way of a fixed charge, all of his/her right, title and interest in and to the Mortgaged Property including all benefits, present and future, actual and contingent accruing in respect of the Mortgaged Property (to the extent not effectively mortgaged under Clause 4.1(a)).

4.2                              The Mortgagor hereby agrees to deliver, or cause to be delivered, to the Mortgagee, its successors and assigns and any entity to which the Mortgagee assigns any of its rights or obligations under the Loan Agreement on the date hereof:

(a)                                 the corporate documents, resolutions and authorities of the Mortgagor required to authorise the execution of this Mortgage; and

(b)                                an undated share transfer certificate in respect of the Mortgaged Shares executed by the Mortgagor in favour of the Mortgagee or its nominees (as the Mortgagee shall direct) in the form set out in Schedule 1 to this Mortgage and any other documents which from time to time may be requested by the Mortgagee necessary to enable the Mortgagee or its nominees to be registered as the owner or otherwise obtain legal title to the Mortgaged Shares pursuant to the terms of this Mortgage;

(a)                                 an executed irrevocable proxy and an executed irrevocable power of attorney made in respect of the Mortgaged Shares in favour of the Mortgagee in respect of all general meetings and written resolutions of the Company respectively in the form set out in Schedule 2 to this Mortgage;

(b)                                an executed irrevocable deed of undertaking and confirmation from the Company to the Mortgagee in the form set out in Schedule 3 to this Mortgage; and

(c)                                 an executed irrevocable letter of instructions from the Company to its registered office provider in the form set out in Schedule 4 of this Mortgage (which executed letter shall be delivered by, or on behalf of, the Company to its registered office provider immediately after execution of this Mortgage and promptly thereafter, and in any event no later than seven days from the date of execution of the Mortgage, the Mortgagor shall deliver, or cause to be delivered, to the Mortgagee a written confirmation (including via email) from the registered office provider of the Company acknowledging the receipt of such letter).

4.3                              The Mortgagor will deliver, or cause to be delivered, to the Mortgagee promptly upon (without prejudice to Clause 4.3) the issue of any further Mortgaged Shares to it, the items listed in Clauses 4.2 in respect of all such further Mortgaged Shares.

4.4                              In the event that the Company changes its registered office, registered office provider or service provider, as the case may be, the Mortgagor shall (i) promptly provide written notice to Mortgagee of such change and the details and contact information of the new registered office and registered officer provider and (ii) promptly deliver, or cause to be delivered to the Mortgagee, its successors and assigns and any entity to which the Mortgagee assigns any of its rights or obligations under the Loan Agreement a new letter of instruction in substantially the form of Schedule 4 to the new registered office provider or service provider, as the case may be; provided that such new registered officer provider or service provider signs a copy of such letter to acknowledge, and agree to the terms of, such letter.

4.5                              As soon as practicable, but in any event no more than fifteen (15) Business Days after July 13, 2014, the Mortgagor shall deliver to the Mortgagee:

(a)                                 share certificates representing the Mortgaged Shares;

(b)                                evidence that the particulars of this Mortgage have been entered into the Register of Charges in the form of Schedule 5 or in the form required under the laws of the British Virgin Islands;

(c)                                 evidence of filing of the Register of Charges with the office of the Registrar of Companies in the British Virgin Islands; and

(d)                                evidence in the Register of Members, that the Mortgagor has mortgaged the Mortgaged Shares in favor of Mortgagee.

5.                                    RIGHTS IN RESPECT OF MORTGAGED PROPERTY

5.1                              Notwithstanding anything contained herein to the contrary, unless and until the occurrence of an Event of Default, the Mortgagor shall be entitled to exercise all voting and consensual powers pertaining to the Mortgaged Property or any part thereof for all purposes not inconsistent with the terms of this Mortgage, the Loan Agreement or the other Loan Documents; and

5.2                              The Mortgagor shall pay all calls, instalments or other payments and shall discharge all other obligations, which may become due in respect of any of the Mortgaged Property.  The Mortgagee may at any time if it thinks fit make such payments or discharge such obligations on behalf of the Mortgagor.  Any sums so paid by the Mortgagee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

5.3          The Mortgagee shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Mortgaged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Mortgaged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Mortgaged Property.

6.                                     PRESERVATION OF SECURITY

6.1                              It is hereby agreed and declared that:

(a)                                 the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)                                the Mortgagee shall not be bound to enforce any other security before enforcing the security created by this Mortgage;

(c)                                 no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

(d)                                any waiver by the Mortgagee of any terms of this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2                              Any settlement or discharge under this Mortgage between the Mortgagee and the Mortgagor shall be conditional upon no security or payment to the Mortgagee by the Company or the Mortgagor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Mortgagor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred the payment of which amounts shall, for the avoidance of doubt, form part of the Secured Obligations.

6.3                              The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including whether or not known to or discoverable by the Company, the Mortgagor, the Mortgagee or any other person:

(a)                                 any time or waiver granted to or composition with the Mortgagor or any other person;

(b)                                the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company, the Mortgagor or any other person;

(c)                                 the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the the Mortgagor or any other person; or

(d)                                the unenforceability, invalidity or frustration of any obligations of the Mortgagor or any other person under the Loan Agreement and the other Loan Documents or any other document or security.

6.4                              Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full, the Mortgagor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, this Mortgage or the Loan Agreement and the other Loan Documents or by virtue of any relationship between or transaction involving the Mortgagor and/or the Company (whether such relationship or transaction shall constitute the Mortgagor as a creditor of the Company, a guarantor of the obligations of the Company or in part subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):

(a)                                 exercise any rights of subrogation against the Company or any other person in relation to any rights, security or moneys held or received or receivable by the Mortgagee or any person;

(b)                                exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(c)                                 exercise any right of set-off or counterclaim against the Company or any such co-surety;

(d)                                receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety; or

(e)                                 unless so directed by the Mortgagee (when the Mortgagor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Mortgagee.

The Mortgagor shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

6.5                              Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to, the Mortgagee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Mortgagee for as long as it may think fit, any moneys received recovered or realised under this Mortgage or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations or any other amount owing or payable under the Loan Agreement and the other Loan Documents; provided that the Mortgagee shall be obliged to apply amounts standing to the credit of such account or accounts once the aggregate amount held by the Mortgagee in any such account or accounts opened pursuant hereto is sufficient to satisfy the outstanding amount of the Secured Obligations in full.

6.6                              The Mortgagor shall use its reasonable best efforts to ensure, without the prior written consent of the Mortgagee:

(a)                                 no rights attaching to the Mortgaged Property is varied or abrogated in a manner that is adverse to the interest of the Mortgagee;

(b)                                no Mortgaged Property is consolidated, sub-divided or converted or the capital of the Company to be re-organised, exchanged or repaid in a manner that is adverse to the interest of the Mortgagee; or

(c)                                 nothing is done which may depreciate, jeopardise or otherwise prejudice the value of the security hereby given.

6.7                              The Mortgagor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Mortgaged Property (subject to the Security Interests hereby created) and that it will not:

(a)                                 create or suffer the creation of any Security Interests (other than those created by this Mortgage) or any other interest on or in respect of the whole or any part of the Mortgaged Property or any of its interest therein other than any interest that may be granted to the Mortgagee; or

(b)                                sell, assign, transfer or otherwise dispose of any of its interest in the Mortgaged Property without the prior consent in writing of the Mortgagee.

6.8                              The Mortgagor shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure the Mortgagor to perform its obligations in respect thereof.

6.9                              The Mortgagor shall ensure that it shall not, without the prior written consent of the Mortgagee, use its voting rights to permit the Company to amend its memorandum or articles of association in a way which could be expected to adversely affect the interests of the Mortgagee.

6.10                       The Mortgagor shall procure that the Company shall not:

(a)                                 register any transfer of the Mortgaged Shares to any person (except to the Mortgagee or its nominees pursuant to the provisions of this Mortgage);

(b)                                issue any replacement share certificates in respect of any of the Mortgaged Shares;

(c)                                 continue its existence under the laws of any jurisdiction other than the Cayman Islands;

(d)                                do anything which might prejudice its status as an exempted company;

(e)                                 exercise any rights of forfeiture over any of the Mortgaged Shares; or

(f)                                   purchase, redeem, otherwise acquire, cancel, amalgamate, reclassify or otherwise restructure any of the Mortgaged Property, other than in connection with transactions: (i) that equally affect all shareholders of BONA holding the same class of shares as that of the Mortgaged Shares, and (ii) whereby any securities (including additional capital stock or other equity securities or other interests in BONA), property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, such Mortgaged Property shall be mortgaged to the Mortgagee pursuant to a share mortgage on the same terms and conditions (applying mutatis mutandis) as this Mortgage.

during the Security Period without the prior written consent of the Mortgagee.

6.11                       The Mortgagor shall procure that the Company shall register any transfer of the Mortgaged Shares made in compliance with the then-effective memorandum and articles of association of the Company and all applicable law by the Mortgagee or its nominee to any other person pursuant to the exercise of the Mortgagee’s rights under this Mortgage.

7.                                     ENFORCEMENT OF SECURITY

7.1                              At any time after, and only after, the occurrence of an Event of Default which is continuing, the security hereby constituted shall become immediately enforceable and the rights of enforcement of the Mortgagee under this Mortgage shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing the Mortgagee without further notice to the Mortgagor may, whether acting on its own behalf or through a receiver or agent:

(a)                                 solely and exclusively exercise all voting and/or consensual powers pertaining to the Mortgaged Property or any part thereof and may exercise such powers in such manner as the Mortgagee may think fit;

(b)                                date and present to the Company or any other person any undated documents provided to it pursuant to Clause 4 or any other provision of this Mortgage;

(c)                                 receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Mortgaged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Mortgagee, as additional security mortgaged and charged under and subject to the terms of this Mortgage and any such dividends, interest and other moneys or assets received by the Mortgagor after such time shall be held in trust by such Mortgagor for the Mortgagee and paid or transferred to the Mortgagee on demand;

(d)                                take possession of, get in, assign, exchange, sell, transfer, grant options over or otherwise dispose of the Mortgaged Property or any part thereof at such place and in such manner and at such price or prices as the Mortgagee may deem fit, provided that the sale of the Mortgaged Property or any portion thereof shall be made in a commercially reasonable manner and conducted in conformity with commercially reasonable practices, and thereupon the Mortgagee shall have the right to deliver, assign and transfer in accordance therewith the Mortgaged Property so sold, transferred, granted options over or otherwise disposed of including by way of changing the ownership of the Mortgaged Shares as shown on the Register of Members;

(e)                                 borrow or raise money either unsecured or on the security of the Mortgaged Property (either in priority to the Mortgage or otherwise);

(f)                                   settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Mortgagor relating to the Mortgaged Property, solely with respect to the Mortgaged Property;

(g)           bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Mortgaged Property, solely with respect to the Mortgaged Property;

(h)                                 redeem any security (whether or not having priority to the Mortgage) over the Mortgaged Property and to settle the accounts of any person with an interest in the Mortgaged Property;

(i)                                     exercise and do (or permit the Mortgagor or any nominee of the Mortgagor to exercise and do) all such rights and things as the Mortgagee would be capable of exercising or doing if it were the absolute beneficial owner of the Mortgaged Property;

(j)                                     do anything else it may think fit for the realisation of the Mortgaged Property or incidental to the exercise of any of the rights conferred on the Mortgagee under or by virtue of any document to which any of the Mortgagor is party; and

(k)                                  exercise all rights and remedies afforded to it under this Mortgage and applicable law.

7.2                              The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim or to take any action to collect any moneys assigned by this Mortgage or to enforce any rights or benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

7.3                              Upon any sale of the Mortgaged Property or any part thereof by the Mortgagee, the purchaser shall not be bound to see or enquire whether the Mortgagee’s power of sale has become exercisable in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee, and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4                              Any money received or realised under the powers conferred by this Mortgage shall be paid or applied in the following order of priority, subject to the discharge of any prior-ranking claims:

(a)                                 FIRST:  in or towards the payment of all costs, expenses, fees and remuneration of the Mortgagee or any receiver incurred pursuant to or in connection with the Loan Agreement and the other Loan Documents or this Mortgage;

(b)                                SECOND:  in or towards satisfaction of the Secured Obligations; and

(c)                                 THIRD:  as to the surplus (if any), to the Mortgagor.

7.5          Until all Secured Obligations have been unconditionally and irrevocably paid and discharged in full, the Mortgagee may refrain from applying or enforcing any other moneys, security or rights held by it in respect of the Secured Obligations or may apply and enforce such moneys, security or rights in such manner and in such order as it shall decide in its unfettered discretion.

7.6                              Neither the Mortgagee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of dishonesty, wilful default, gross negligence or any breach of the terms of this Mortgage.

7.7                              The Mortgagee shall not by reason of the taking of possession of the whole or any part of the Mortgaged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

8.                                    APPOINTMENT OF A RECEIVER

8.1                              At any time after:

(a)                                 the occurrence of an Event of Default which is continuing; or

(b)                                a request has been made by the Mortgagor to the Mortgagee for the appointment of a receiver over its assets or in respect of such Mortgagor,

then notwithstanding the terms of any other agreement between the Mortgagor and any person, the Mortgagee may (unless precluded by law) appoint in writing any person or persons to be a receiver or receiver and manager of all or any part of the Mortgaged Property as the Mortgagee may choose in its entire discretion.

8.2                              Where more than one receiver is appointed, the appointees shall have power to act jointly or separately unless the Mortgagee shall specify to the contrary.

8.3                              The Mortgagee may from time to time determine the remuneration of a receiver.

8.4                              The Mortgagee may remove a receiver from all or any of the Mortgaged Property of which he/she is the receiver and after the receiver has vacated office or ceased to act in respect of any of the Mortgaged Property, appoint a further receiver over all or any of the Mortgaged Property in respect of which he/she shall have ceased to act.

8.5                              Such an appointment of a receiver shall not preclude:

(a)                                 the Mortgagee from making any subsequent appointment of a receiver over all or any Mortgaged Property over which a receiver has not previously been appointed or has ceased to act; or

(b)                                the appointment of an additional receiver to act while the first receiver continues to act.

8.6                              The receiver shall be the agent of the relevant Mortgagor (which shall be solely liable for his/her acts, defaults and remuneration).  The receiver shall not at any time become the agent of the Mortgagee.

9.                                    POWERS OF A RECEIVER

9.1                              In addition to those powers conferred by law, a receiver shall have and be entitled to exercise in relation to a Mortgagor all the powers set out below:

(a)                                 to exercise all rights of the Mortgagee under or pursuant to this Mortgage including all voting and other rights attaching to the Mortgaged Property;

(b)                                to make any arrangement or compromise with others as he/she shall think fit;

(c)                                 to appoint managers, officers and agents for the above purposes at such remuneration as the receiver may determine;

(d)                                to redeem any prior encumbrance and settle and pass the accounts of the encumbrancer and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on that Mortgagor and the money so paid shall be deemed an expense properly incurred by the receiver;

(e)                                 to pay the proper administrative charges in respect of time spent by his/her agents and employees in dealing with matters raised by the receiver or relating to the receivership of that Mortgagor; and

(f)                                   to do all such other acts and things as may be considered by the receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of the Mortgaged Property or the value thereof.

10.                              FURTHER ASSURANCES

10.1                       The Mortgagor shall at its own expense promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Mortgagee may specify and in such form as the Mortgagee may reasonably require in order to:

(a)                                 perfect or protect the security created or intended to be created under or evidenced by this Mortgage (which may include the execution of a legal mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of this Mortgage) or for the exercise of any rights, powers and remedies of the Mortgagee provided by or pursuant to this Mortgage, the Loan Agreement and the other Loan Documents or by law;

(b)                                confer on the Mortgagee security over any property and assets of such Mortgagor located in any jurisdiction which is (to the extent permitted by local law) equivalent or similar to the security intended to be conferred by or pursuant to this Mortgage; or

(c)                                 following an Event of Default, facilitate the realisation of the assets which are, or are intended to be, the subject of this Mortgage.

10.2                       Without limiting the other provisions of this Mortgage, the Mortgagor shall at its own expense take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any security conferred or intended to be conferred on the Mortgagee by or pursuant to this Mortgage.

11.                              INDEMNITIES AND PAYMENTS FREE OF DEDUCTIONS

11.1                       The Mortgagor will indemnify and save harmless the Mortgagee, any receiver and each agent or attorney appointed under or pursuant to this Mortgage from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Mortgagee or such agent or attorney:

(a)                                 in the preservation or enforcement of the Mortgagee’s rights under this Mortgage or the priority thereof; or

(b)                                arising out of any breach by the Mortgagor of any term of this Mortgage,

and the Mortgagee or such receiver, agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage.  All amounts suffered, incurred or paid by the Mortgagee or such receiver, agent or attorney or any of them shall be recoverable on a full indemnity basis provided that nothing in this Clause 11.1 shall require the Mortgagor to indemnify and save harmless the Mortgagee from and against any expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Mortgagee as a result of the Mortgagee’s dishonesty, wilful default or gross negligence or violation of the terms of this Mortgage.

11.2                       If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against any of the Mortgagor or the bankruptcy or liquidation of any of the Mortgagor or for any other reason any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Mortgage (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Mortgagee when converted into the

Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Mortgagor shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 11.2, “rate of exchange” means the rate at which the Mortgagee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

11.3                       All payments to be made to the Mortgagee under this Mortgage shall be made free and clear of and without deduction for or on account of tax unless the Mortgagor is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Mortgagor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

12.                              POWER OF ATTORNEY

12.1                       The Mortgagor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Mortgagee and the persons deriving title under it (including, but without any limitation, any receiver) jointly and also severally (with full power of substitution and delegation) to be its attorney-in-fact:

(a)                                 to execute and complete in favour of the Mortgagee or its nominees or of any purchaser any documents which the Mortgagee may from time to time require for perfecting the Mortgagee’s title to, for vesting any of the assets and property hereby mortgaged or charged in the Mortgagee or its nominees or in any purchaser or for any of the purposes contemplated in Clause 7.1 hereof;

(b)                                to give effectual discharges for payments, to take and institute on non-payment (if the Mortgagee in its sole discretion so decides) all steps and proceedings in the name of the relevant Mortgagor or of the Mortgagee for the recovery of such moneys, property and assets hereby mortgaged or charged;

(c)                                 to agree accounts and make allowances and give time or other indulgence to any surety or other person liable;

(d)                                so as to enable the Mortgagee to carry out in the name of the relevant Mortgagor any obligation imposed on such Mortgagor by this Mortgage (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Mortgaged Property and the exercise of all the Mortgagor’ rights and discretions in relation to the Mortgaged Property);

(e)                                 so as to enable the Mortgagee and any receiver or other person to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Mortgage or by law (including the exercise of any right of a legal and beneficial owner of the Mortgaged Property); and

(f)                                   generally for it and in its name and on its behalf and as its act and deed or otherwise execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby charged, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

12.2                       The power hereby conferred shall be a general power of attorney and the Mortgagor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any attorney appointed pursuant hereto may execute or do.  In relation to the power referred to herein, the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

12.3                       The powers conferred on the Mortgagee or any other person pursuant to this Clause 12 shall only be exercisable by the Mortgagee or such other person upon and/or after the occurrence of an Event of Default which is continuing or following any failure by the Mortgagor to comply with any of its obligations under this Mortgage.

13.                              RELEASE

13.1                       Subject to Clause 13.2, upon the expiry of the Security Period, the Mortgagee shall (at the request and cost of the Mortgagor) execute such documents and do all such reasonable acts as may be necessary to release the Mortgaged Property from the security constituted by this Mortgage.  Such release shall not prejudice the rights of the Mortgagee under Clause 11.

13.2                       If any amount received in payment or purported payment of the Secured Obligations is avoided or reduced by virtue of any insolvency or other similar laws, the liability of each of the Mortgagor under this Mortgage and the security constituted by this Mortgage shall continue and such amount shall not be considered to have been irrevocably paid.

14.                              NOTICES

14.1                       Any notice or other communication given or made under or in connection with the matters contemplated by this Mortgage shall be in writing, in the English language, and may be sent by a recognised courier service, prepaid airmail (in the case of international service), fax, email or may be delivered personally to the address of the relevant party as set out in the Loan Agreement.  Without prejudice to the foregoing, any notice shall be deemed to have been received:

(a)                                 if sent by a recognised courier service, 48 hours after the time when the letter containing the same is delivered to the courier service;

(b)                                if sent by fax it shall be deemed to have been received on the same day or if not a Business Day, the next Business Day;

(c)                                 if sent by email it shall be deemed to have been received on the same day or if not a Business Day, the next Business Day;

(d)                                if sent by prepaid airmail it shall be deemed to have been received five days after the date of posting; and

(e)                                 if delivered personally it shall be deemed to have been received on the same day or if not a Business Day, the next Business Day.

15.                              ASSIGNMENTS

15.1                       This Mortgage shall be binding upon and shall enure to the benefit of the Mortgagor, the Mortgagee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Mortgage to any of them shall be construed accordingly.

15.2                       The Mortgagor may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

15.3                       The Mortgagee may assign or transfer all or any part of its rights or obligations under this Mortgage to any assignee or transferee without the consent of the Mortgagor. The Mortgagee shall notify the Mortgagor promptly following any such assignment or transfer.

16.                              SET-OFF

16.1                       The Mortgagor authorises the Mortgagee (but the Mortgagee shall not be obliged to exercise such right), after the occurrence of an Event of Default to set-off against the Secured Obligations any amount or other obligation (contingent or otherwise) owing by the Mortgagee to the Mortgagor.

17.                              SUBSEQUENT SECURITY INTERESTS

17.1                       If the Mortgagee at any time receives or is deemed to have received notice of any subsequent Security Interest affecting all or any part of the Mortgaged Property or any assignment or transfer of the Mortgaged Property which is prohibited by the terms of this Mortgage, all payments thereafter by or on behalf of the Mortgagor to the Mortgagee shall be treated as having been credited to a new account of the Mortgagor and not as having been applied in reduction of the Secured Obligations as at the time when the Mortgagee received such notice.

18.                              EXPENSES

18.1                       The Mortgagor shall pay to the Mortgagee on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Mortgagee or for which the Mortgagee may become liable in connection with:

(a)                                 the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Mortgage or the priority hereof;

(b)                                any variation of, or amendment or supplement to, any of the terms of this Mortgage requested by the Mortgagor; or

(c)                                 any consent or waiver required from the Mortgagee in relation to this Mortgage,

and in the case referred to in Clauses 18.1(c) and 18.1(d) regardless of whether the same is actually implemented, completed or granted, as the case may be.

18.2                       The Mortgagor shall pay promptly all registration, stamp, documentary and other like duties and taxes to which this Mortgage may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Mortgagor to pay any such duties or taxes.

19.                              MISCELLANEOUS

19.1                       The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Mortgaged Property or any part thereof.  Any such delegation may be made upon such terms and be subject to such regulations as the Mortgagee may think fit.

19.2                       If any of the clauses, conditions, covenants or restrictions (the “Provision”) of this Mortgage or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

19.3        This Mortgage (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

19.4        Each document, instrument, statement, report, notice or other communication delivered in connection with this Mortgage shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Mortgagee shall be entitled to rely.

19.5       This Mortgage may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

19.6        The parties intend that this Mortgage takes effect as a deed notwithstanding the fact that the Mortgagee may only execute it under hand.

20.          LAW AND JURISDICTION

20.1        This Mortgage shall be governed by and construed in accordance with the laws of the Cayman Islands and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the Cayman Islands, provided that nothing in this clause shall affect the right of the Mortgagee to serve process in any manner permitted by law or limit the right of the Mortgagee to take proceedings with respect to this Mortgage against the Mortgagor in any jurisdiction nor shall the taking of proceedings with respect to this Mortgage in any jurisdiction preclude the Mortgagee from taking proceedings with respect to this Mortgage in any other jurisdiction, whether concurrently or not.

20.2                       The Mortgagor agrees that the process by which any proceedings in the Cayman Islands are begun may be served on it by being delivered to the process agent referred to below.

20.3                       Without prejudice to any other mode of service allowed under any relevant law, the Mortgagor:

(a)                                 irrevocably appoints the Company as his/her agent for service of process in relation to any proceedings before the Cayman Islands courts in connection with this Mortgage and confirms that such agent for service of process has duly accepted such appointment; and

(b)                                agrees that failure by the process agent to notify the Mortgagor of the process will not invalidate the proceedings concerned.

20.4                       If the appointment of the person mentioned in Clause 20.3 ceases to be effective, the relevant Mortgagor shall immediately appoint another person in the Cayman Islands to accept service of process on its behalf.  If the Mortgagor fails to do so, the Mortgagee shall be entitled to appoint such a person by notice to such Mortgagor.  Nothing contained herein shall restrict the right to serve process in any other manner allowed by law.

21.          AMENDMENT AND RESTATEMENT

21.1       As stated in the recitals hereof, this Mortgage amends, restates and supersedes the Initial Mortgage without novation. Nothing expressed or implied in this Mortgage shall be construed as a release or other discharge of Mortgagor from any of its obligations or liabilities under the Initial Mortgage or any other security agreements, pledge agreements, mortgages, or other loan documents executed in connection therewith, except (i) to the extent such obligations or liabilities are superseded under this Mortgage after the date hereof, or (ii) with respect to such obligations or liabilities owing to the Initial Mortgagee (including under such documents previously delivered to the Initial Mortgagee under Section 4.2 of the Initial Mortgage), as such obligations or liabilities are transferred to, or replaced or superseded by corresponding obligations or liabilities to the Mortgagee (including under such documents now delivered to the Mortgagee as assignee of the Initial Mortgagee under Section 4.2 of this Mortgage). Each of Mortgagor and Mortgagee hereby confirms and agrees that (1) to the extent that the Initial Mortgage purports to assign or pledge to the Initial Mortgagee and its assignees, or to grant to the Initial Mortgagee and its assignees a security interest in or lien on, any collateral as security for the obligations of Mortgagor from time to time existing in respect of the Loan Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects, and (2) the grant of security set forth herein is not a new grant of security and is a reaffirmation of the grant of security set forth in the Initial Mortgage.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS whereof this Deed has been executed by the parties on the day and year first above written.

MORTGAGOR

EXECUTED AS A DEED for and on behalf of SKILLGREAT LIMITED		) )
)
)
		)	/s/ Dong Yu
		)	Duly Authorised Signatory
)
		)	Name:
		)		Dong Yu
)
		)	Title:	Director

in the presence of:

/s/ Qi Zhi
Signature of Witness

Name:	Qi Zhi

Occupation:	Chief Financial Officer of Bona Film Group Limited

Address:	Floor 18, Tower A, Youtang, Chaoyang District, Beijing, China

[Signature Page to the Equitable Share Mortgage in Respect of Shares of Bona Film Group Limited]

MORTGAGEE

EXECUTED AS A DEED for and on behalf of FOSUN INTERNATIONAL HOLDINGS LIMITED		) )
)
		)	/s/ Guangchang Guo
		)	Duly Authorised Signatory
)
		)	Name:	Guangchang Guo
)
		)	Title:	Director

in the presence of:

/s/ Pu Chen
Signature of Witness

Name:	Pu Chen

Address:	19F, No 28 South Zhongshan Road, Shanghai, China

[Signature Page to the Equitable Share Mortgage in Respect of Shares of Bona Film Group Limited]

SCHEDULE 1

BONA FILM GROUP LIMITED

(THE “COMPANY”)

FORM OF SHARE TRANSFER CERTIFICATE

SHARE TRANSFER CERTIFICATE dated                                                   Skillgreat Limited (the “Transferor”) does hereby transfer to                                                 (the “Transferee”)                                                        (the “Shares”) of a par value of                     each in the Company.

SIGNED for and on behalf of TRANSFEROR:	) )
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

And I/we do hereby agree to take the Shares

SIGNED for and on behalf of TRANSFEREE:	)

)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

[Signature Page to Schedule 1 (Instrument of Transfer) of the Equitable Share Mortgage in Respect of Shares of Bona Film Group Limited]

SCHEDULE 2

BONA FILM GROUP LIMITED

IRREVOCABLE APPOINTMENT OF PROXY AND POWER OF ATTORNEY

Reference is made to the equitable share mortgage in respect of Shares of the Company dated July 23, 2014 between Skillgreat Limited (the “Mortgagor”) and the Mortgagee whereby, inter alia, the Mortgagor granted a mortgage and charge over the Mortgaged Property in favour of the Mortgagee (the “Mortgage”). Capitalised words and expressions used herein which are not expressly defined herein have the meanings ascribed to them in the Mortgage.

I, Skillgreat Limited, hereby irrevocably appoint Fosun International Holdings Limited as my:

1.                                     proxy to vote at meetings of the Shareholders of Bona Film Group Limited (the “Company”) in respect of all Mortgaged Shares; and

2.                                     duly authorized representative and duly appointed attorney-in-fact to sign resolutions in writing of the Company in respect of all Mortgaged Shares with effect immediately upon the occurrence of an Event of Default.

This proxy and this power of attorney are irrevocable by reason of being coupled with the interest of Fosun International Holdings Limited as mortgagee of the aforesaid shares.

IN WITNESS whereof this Deed has been executed on                   .

EXECUTED AS A DEED for and on behalf of SKILLGREAT LIMITED:	) )
)
)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Occupation:

Address:

[Signature Page to Schedule 2 (Appointment of Proxy and POA) of the Equitable Share Mortgage in Respect of Shares of Bona Film Group Limited]

SCHEDULE 3

DEED OF UNDERTAKING AND CONFIRMATION FROM THE COMPANY TO THE MORTGAGEE

BONA FILM GROUP LIMITED

Date:

Fosun International Holdings Limited (the “Mortgagee”)

Dear Sirs

BONA FILM GROUP LIMITED (THE “COMPANY”)

We refer to the equitable share mortgage in respect of Shares of the Company dated July 23, 2014 between Skillgreat Limited (the “Mortgagor”) and the Mortgagee whereby, inter alia, the Mortgagor granted a mortgage and charge over the Mortgaged Property in favour of the Mortgagee (the “Mortgage”).

Capitalised words and expressions used in this deed poll which are not expressly defined herein have the meanings ascribed to them in the Mortgage.

This deed of undertaking and confirmation is given pursuant to and subject to the Mortgage.

1.                                     For valuable consideration receipt of which is hereby acknowledged, the Company hereby irrevocably and unconditionally undertakes to register (and hereby permits the Mortgagee or its nominee(s), if they have custody of the original Register of Members to register) in the Register of Members any and all share transfers to the Mortgagee or its nominee in respect of the relevant Mortgaged Shares submitted to the Company by the Mortgagee and made in compliance with the memorandum and articles of association of the Company.

2.                                     The Company hereby confirms that it has instructed its registered office provider to make an annotation of the existence of the Mortgage and the security interests created thereby in the Register of Members pursuant to the Mortgage.

3.                                     The Company hereby agrees to accept service of process on behalf of the Mortgagor pursuant to the Mortgage.

4.                                     The Company hereby confirms that the Register of Members provided to Mortgagee pursuant to the Mortgage is a certified copy of the original Register of Members and it will not redesignate or otherwise seek to recreate the Register of Members.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THIS DEED POLL has been executed and delivered as a Deed Poll on the day and year first above written.

EXECUTED AS A DEED for and on behalf of BONA FILM GROUP LIMITED by:	) )
)
)
	)	Duly Authorised Signatory
)
	)	Name:
)
	)	Title:

in the presence of:

Signature of Witness

Name:

Occupation:

Address:

[Signature Page to Schedule 3 (Deed of Undertaking) of the Equitable Share Mortgage in Respect of Shares of Bona Film Group Limited]

SCHEDULE 4

FORM OF LETTER OF INSTRUCTIONS FROM THE COMPANY TO ITS REGISTERED OFFICE PROVIDER

BONA FILM GROUP LIMITED

Date:

Codan Trust Company (Cayman) Limited

Cricket Square, Hutchins Drive,

PO Box 2681,

Grand Cayman, KY1-1111,

Cayman Islands

cc: Fosun International Holdings Limited

Dear Sirs

BONA FILM GROUP LIMITED (THE “COMPANY”) — INSTRUCTIONS TO REGISTERED OFFICE PROVIDER

1.                                     We irrevocably instruct that as from the date hereof, the following shall be an instructing party for the Company:

Fosun International Holdings Limited (the “New Instructing Party”), until such time as you are informed otherwise by the New Instructing Party.  As from the period starting from the date on which the New Instructing Party (or any successor-in-title) informs you that there has been an Event of Default (as defined in the Share Mortgage between Skillgreat Limited and the New Instructing Party dated July 23, 2014 in respect of shares in the Company (“Mortgage”)) and ending on the date on which the New Instructing Party (or its successor-in-title) informs you that such Event of Default no longer subsists, you will be irrevocably instructed to regard the New Instructing Party (or its successor-in-title) as the sole instructing party for the Company and without limiting the foregoing if at any time the New Instructing Party instructs you to register the New Instructing Party or its nominee (or any successor-in-title) as the registered holder of any of the shares the subject of the Mortgage you are hereby authorised and instructed to do so and update the original Register of Members of the Company accordingly without notice to us or consent from us.

2.                                     We irrevocably instruct you to make an annotation of the existence of the Mortgage and the security interests created thereby in the Company’s Register of Members pursuant to the Mortgage.

Please confirm that you have received this correspondence.

Yours Faithfully,

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Director

[Signature Page to Schedule 4 of of the Equitable Share Mortgage in Respect to Bona Film Group Limited Shares]

Schedule 5

Form of Register of Mortgages and Charges

Skillgreat Limited

Entry No.:
Date Created:	2014

Instrument:                         Equitable Share Mortgage, dated July 23, 2014, between Skillgreat Limited, as Mortgagor, and Fosun International Holdings Limited, as Mortgagee (the “Mortgage”)

Description of Property Charged

As a continuing security for the discharge and/or payment of the Secured Obligations, subject to the terms of the Mortgage, the Mortgagor as legal and beneficial owner mortgages in favour of the Mortgagee by way of an equitable mortgage all his/her right, title and interest in and to the Mortgaged Shares; and charges in favour of the Mortgagee, by way of a fixed charge, all of his/her right, title and interest in and to the Mortgaged Property including all benefits, present and future, actual and contingent accruing in respect of the Mortgaged Property.  All capitalized terms used herein have the meaning ascribed to them in the Mortgage.

Amount of Charge Created

Payment of the Secured Obligations (as defined in the Mortgage).

Names of Mortgagees or Persons Entitled to Charge

Fosun International Holdings Limited

Attachments to this notification

Copy of executed Mortgage